Exhibit 10.11

CREDIT AGREEMENT

By and Between

CALAMP WIRELESS NETWORKS CORPORATION

and

DIRECT COMMUNICATION SOLUTIONS, INC.

June 7th, 2024

CREDIT AGREEMENT

This Credit Agreement (as may be amended, this “Agreement”) is executed and delivered this _ day of June, 2024, by and between DIRECT COMMUNICATION SOLUTIONS, INC., a Delaware corporation (“Borrower”), with its principal place of business at 17150 Via del Campo, Suite 200, San Diego, California 92127 and CALAMP WIRELESS NETWORKS CORPORATION (“Lender”), with an address of 15635 Alton Parkway, Suite 250, Irvine, California 92618.

Recitals

WHEREAS, pursuant to that certain Master Channel Partner Agreement by and between Borrower and Lender dated as of May 26, 2017 (as the same has been or may be amended or modified from time to time, the “Master Channel Partner Agreement”), Borrower was appointed as an authorized reseller of Products (as defined in the Master Channel Partner Agreement);

WHEREAS, pursuant to that certain CalAmp Master Saas Agreement by and between Borrower and Lender dated as of October 1, 2021, as amended by that certain First Amendment to Master Services Agreement dated as of July 2, 2022, and as further amended by that certain Second Amendment to Master Services Agreement dated as of May 17, 2023 (as so amended and as may be further amended or modified from time to time, the “Master Services Agreement’’ and together with the Master Channel Partner Agreement, the “Master Agreements”) and orders issued pursuant thereto, Borrower purchased and Lender sold certain goods and services; and

WHEREAS, pursuant to the Master Agreements, Borrower has submitted several written orders which have been fulfilled by Lender, and certain of the fulfilled written orders have not yet been paid for by Borrower, resulting in a balance owed by Borrower to Lender pursuant to the Master Agreements; and

WHEREAS, Borrower has requested a term loan in the principal amount of Three Million Two Hundred Thousand and 00/100 Dollars ($3,200,000.00) (the “Loan”), to be applied to the refinance a portion of the outstanding balance owed by Borrower to Lender under the Master Agreements and has requested that Lender forgive the remaining outstanding balance as of May I 0, 2024, which is Six Million One Hundred Fourteen Thousand Seven Hundred Seventy-Six and 09/100 Dollars ($6,114,776.09); and

WHEREAS, any amounts accrued after the date hereof under the Master Agreements or other agreement are not included in the Loan and shall be payable in accordance with the Master Agreements or such other agreements, as applicable, and any written orders pursuant thereto; and

WHEREAS, Lender is willing (i) to extend the Loan to Borrower in an aggregate principal amount of $3,200,000.00 to refinance a portion of the outstanding balance owed by Borrower to Lender under the Master Agreements, and (ii) to forgive a portion of the outstanding balance owed by Borrower to Lender in the principal amount of $6,114,776.09, in each case on the terms and subject to the conditions hereinafter set forth; and

NOW, THEREFORE, Borrower and Lender, in consideration of the premises, the credit to be extended hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

SECTION l. Definitions.

1.1 “Code” shall mean the Internal Revenue Code of 1986, as amended, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

1.2 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and any applicable regulations or guidance promulgated thereunder or Section 4975 of the Code.

1.3 “ERISA Affiliate” shall mean any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower or any trade or business which is under common control (within the meaning of Section 414(c) of the Code) with Borrower or any organization which is required to be treated as a single employer with Borrower under Section 414(m) or 414(0) of the Code.

1.4 “Liabilities” shall mean any and all obligations, indebtedness and liabilities of Borrower to Lender of every kind and description, whether direct or indirect, absolute or contingent,joint or several, due or to become due, liquidated or unliquidated, now existing or hereafter arising, and all extensions, modifications, renewals, and refinancings thereof, arising under this Agreement or any of the Loan Documents.

1.5 “Loan” has the meaning set forth in the Recitals hereto.

1.6 “Loan Documents” shall mean and include this Agreement and any subordination agreements, intercreditor agreements and other agreements, documents and instruments now or hereafter evidencing, securing, guaranteeing or relating to the Loan, as the same may be amended, restated and/or modified from time to time.

1.7 “Master Agreements” has the meaning set forth in the Recitals hereto.

1.8 “Master Channel Partner Agreement” has the meaning set forth in the Recitals hereto.

1.9 “Master Services Agreement” has the meaning set forth in the Recitals hereto.

1.10 “Maturity Date” shall mean July I, 2029 or such later date as agreed to by Lender in writing.

1.11 “OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

1.12 “Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs/index.shtml, or as otherwise published from time to time.

1.13 “Sanctioned Person” shall mean (i) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

1.14 “Third Party Financing” has the meaning set forth in Section 3.3.

SECTION 2. Agreement to Make Advances; Payments.

2.1 Loan. On the date hereof, subject to the terms and conditions of this Agreement and Borrower’s performance of and compliance with each of the Loan Documents, and so long as no Event of Default (including, without limitation, the breach of any warranty or representation) hereunder or under any of the other Loan Documents shall have occurred, be continuing or would result, Lender agrees to extend to Borrower the Loan.

2.2 Interest Rate. The outstanding principal balance of the Loan shall bear interest at the rate of ten percent (10.00%) per annum (the “Interest Rate”).

2.3 Payment. Borrower promises to pay interest quarterly, on or before the first day of each calendar quarter, accrued on the principal amount owing hereunder from time to time, computed daily, calculated as set forth below, with the first such interest payment to be due and payable on the l st day of July, 2024, and subsequent interest payments due on the first day of each September, January, April and July thereafter. The principal of and accrued and unpaid interest on the amounts advanced under this Agreement and all other charges and expenses hereunder shall be due and payable in full on the Maturity Date, unless due sooner pursuant to the terms of this Agreement or any of the Loan Documents.

2.4 Additional Provisions Regarding Interest. Interest on all principal amounts outstanding from time to time hereunder shall be calculated on the basis of a 360 day year applied to the actual number of days upon which principal is outstanding, by multiplying the product of the principal amount and the applicable Interest Rate as set forth in this Section 2 by the actual number of days elapsed, and dividing by 360. At the option of Lender and without any requirement of notice to Borrower, all principal amounts outstanding hereunder after maturity, earlier acceleration of the amounts advanced under this Agreement, or an Event of Default, shall bear interest at a floating rate of five hundred basis points (5.00%) in excess of the per annum rate of interest otherwise applicable under this Agreement.

It is the intention of Lender and Borrower to conform strictly to any applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under any applicable law, then, in that event, notwithstanding anything to the contrary in this Agreement, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged, or received by Lender under this Agreement shall under no circumstances exceed the Highest Lawful Rate (as defined below), and any excess shall be canceled automatically and, if theretofore paid, shall, at the option of Lender, be credited by Lender on the principal amount of any indebtedness owed to Lender by Borrower or refunded by Lender to Borrower, and (ii) in the event that the payment of the amounts due under this Agreement is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to Lender may never include more than the Highest Lawful Rate and excess interest, if any, to Lender provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall, at the option of Lender, be credited by Lender on the principal amount of any indebtedness owed to Lender by Borrower or refunded by Lender to Borrower.

“Highest Lawful Rate” means the maximum non-usurious interest rate (computed on the basis of a year of 365 or 366 days, as applicable) that at any time or from time to time may be contracted for, taken, reserved, charged, or received on amounts due to Lender, under laws applicable to Lender with regard to this Agreement that are presently in effect or, to the extent allowed by law, under such applicable laws that allow a higher maximum non-usurious rate than applicable laws now allow.

2.5 Prepayment. The amount advanced under this Agreement may be prepaid, in whole or in part, at any time.

2.6 Application of Prepayments. Borrower agrees that all loan fees and other prepaid charges are earned fully as of the date of this Agreement and will not be subject to refund, except as required by law. Prepayment in full shall consist of payment of the remaining unpaid principal balance together with all accrued and unpaid interest and all other amounts, costs and expenses for which Borrower is responsibleunderthis Agreement or any other Loan Documents when or before such amounts are due, whether such prepayment arises from a voluntary or involuntary prepayment, acceleration of maturity, or any other cause or reason. Prepayment in part shall consist of payment of any portion of the unpaid principal balance before it is due, whether such prepayment arises from a voluntary or involuntary prepayment, acceleration of maturity, or any other cause or reason.

2.7 Late Fee. Any scheduled payment of principal and/or interest which is not paid within ten (I 0) days from the date due will be subject to a late charge of five percent (5%) of such scheduled payment.

2.8 Use of Proceeds. The Loan is being made and shall be used solely refinance a portion of the outstanding balance owed by Borrower to Lender under the Master Agreements.

SECTION 3. Conditions Precedent.

This Agreement and the obligation of Lender to make the Loan and to cancel and forgive a portion of the outstanding balance are subject to the performance by Borrower of its obligations to be performed hereunder at or prior to the date hereof and to the satisfaction of the following conditions precedent, in each case in form and substance satisfactory to Lender:

3.1 Delivery of Loan Documents. Execution and delivery of this Agreement and all other Loan Documents, all in form and content satisfactory to Lender.

3.2 Technology License Agreement. Borrower and Lender shall have entered into a Technology License Agreement pursuant to which Borrower shall grant Lender a license for the use and practice of the intellectual property as more particularly set forth therein and including, without limitation, all PEG scripts and edge applications necessary or beneficial for the operation of Borrower’s business and the continuation of Borrower’s hardware customer operations.

3.3 Third Party Financing. Receipt by the Lender of evidence satisfactoty to Lender that Borrower has received third party financing in the principal amount of at least

$1,000,000.00 (the “Third Party Financing”), the terms of which shall be subject to

Lender’s review and approval in all respects.

3.4 Payment of Fees and Expenses. Payment by Borrower of all expenses incurred by or due to Lender with respect to this Agreement and the other Loan Documents, including without limitation the fees and expenses of Lender’s counsel.

3.5 No Material Adverse Change. There have been no material adverse changes in the financial condition, operations, or prospects of Borrower.

3.6 Other Instruments and Documents. Receipt by Lenderof such additional legal opinions, certificates, proceedings, instruments, and other documents as Lender or its counsel may reasonably request.

SECTION 4. Borrower’s Representations and Warranties.

To induce Lender to enter into th is Agreement, Borrower represents and warrants to Lender as follows:

4.1 Organization, Licenses, Qualifications, Etc. Borrower (a) is a duly organized corporation, validly existing, and in good standing under the laws of the State of Delaware; (b) has all requisite power and authority and all requisite third party and governmental, licenses, authorizations, consents and approvals to (i) own or lease its assets and conduct its business as now conducted or presently proposed to be conducted, and (ii) execute, deliver and perform its obligations under the Loan Documents; (c) has no subsidiaries; and (d) is duly qualified and in good standing (and will remain so qualified and in good standing) in every jurisdiction in which the failure to so qualify and remain in good standing would or could reasonably be expected to have a material adverse effect on its business or properties or on Lender.

4.2 Power and Authority; Enforceability. The execution, delivery and performance of the Loan Documents are within Borrower’s powers, have been duly and validly authorized by all requisite action, including, without limitation, any necessary shareholder approval and are not in contravention of the law or the terms of Borrower’s organizational and operating documents, or of any indenture, agreement, or undertaking or any law, regulation or order to which Borrower is a party or by which it or any of its properties is or may be bound. This Agreement and all other Loan Documents executed by Borrower have been validly executed and delivered by Borrower and constitute lega4 valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally.

4.3 No Restrictions. The execution, delivery and performance of the Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any governmental licenses, authorizations, consents and approvals applicable to Borrower or any contractual obligation between Borrower and a third party and will not result in, or require, the creation or imposition of any lien on any assets of Borrower pursuant to any governmental requirements or any such third party contract.

4.4 No Defaults Under Other Agreements. Borrower is not now and will not be in default under any agreement evidencing an obligation for the payment of money, performance of a service or delivery of goods, demand for performance under which, or acceleration of the maturity of which would render Borrower insolvent or unable to meet its other debts as they become due or conduct its business as usual.

4.5 Judgments/Actions. There are no judgments, actions, suits, claims, proceedings or investigations existing, outstanding, pending, or to the best of Borrower’s knowledge after due inquiry, threatened or in prospect, before any court, agency ortribuna4 or governmental authority against or involving Borrower or any guarantor which do or could reasonably be expected to have a material adverse effect on the business, properties, prospects, financial condition, earnings or results of operations of Borrower, which impair Borrower’s ability to perform its obligations arising under the Loan Documents, or which question the validity of the Loan or any of the Loan Documents, or any action or instrument contemplated by any of them.

4.6 Bankruptcy. Borrower is and at all times shall remain solvent as defined under applicable Delaware state law and the federal bankruptcy code and is not now and has not been in the past three (3) years a debtor under any title of the United States Bankruptcy Code, 11 U.S.C. §§ 101, et seq.

4.7 Business Purpose. The Loan is being obtained for business purposes.

4.8 ERISA. Borrower hereby represents and warrants that (i) none of its assets are, for purposes of ERJSA, considered assets of a Plan; (ii) no Pension Plan sponsored, maintained or contributed to by Borrower or any of its ERJSA Affiliates has an accumulated funding deficiency (whether or not waived) under Section 412 of the Code or Section 302 of ERISA; and (3) neither Borrower nor any ERISA Affiliate has any unsatisfied liability for withdrawal liability with respect to any Pension Plan which is a Multiemployer Plan.

4.9 OFAC. Neither the Borrower nor any affiliate of the Borrower is a Sanctioned Person, (i) has assets in Sanctioned Countries, or (ii) derives its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. The proceeds of the Loan will not be used and have not been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

SECTION 5. Affirmative Covenants.

5.1 Compliance with Laws. Borrower does and shall at all times while the Loan remains outstanding comply in all material respects with all applicable laws, ordinances, rules and regulations of any governmental authority or entity governing or affecting Borrower or any of its property, and shall promptly notify Lender of any and all actual, alleged or asserted violations of any such laws, ordinances, rules or regulations. Without limitation to the generality of the foregoing, Borrower shall comply in all material respects with all laws, governmental standards and regulations applicable to Borrower in respect of occupational health and safety, toxic and hazardous waste and substances and environmental matters. Borrower promptly shall notify Lender of receipt of any notice of any actual, alleged or asserted violation of any such law, standard or regulation. Borrower hereby agrees to indemnify, defend and hold Lender harmless from all loss, cost, damage, claim and expense incurred by Lender on account of Borrower’s breach of any representation, warranty or requirement of this Section, Borrower’s failure to perform the obligations of this Section, and/or Borrower’s violating any applicable laws, ordinances, rules or regulations, including, without limitation, any environmental or occupational health and safety laws or regulations. This indemnification shall survive the closing of the Loan, payment of the Loan and the exercise of any right or remedy under any of the Loan Documents. Borrower represents that there are no pending claims or to Borrower’s knowledge threats of claims by private or governmental or administrative authorities relating to environmental impairment, conditions, or regulatory requirements involving Borrower.

5.2 Maintenance of Existence; Maintenance of Authorizations. Borrower shall (i) preserve, renew and maintain in full force and effect its corporate or organizational existence and (ii) take all reasonable action to maintain all authorizations, approvals, rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted under the Loan Documents.

5.3 Notification of Defaults, Suits, Etc. Promptly after the same shall have become known to Borrower, Borrower shall notify Lender in writing of (i) any default or event of default underany of the Loan Documents, and/or(ii) any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined, could reasonably be expected to impair the ability of Borrower to perform its obligations under the Loan Documents, impair the ability of Borrower to cany on its business substantially as now conducted, or which could reasonably be expected to materially and adversely affect the business, operations, properties, assets or condition, financial or otherwise, of Borrower.

5.4 Indemnification. In the event (a) any of Borrower’s warranties or representations shall prove to be false or misleading in any material respects when made or deemed made; or (b) Borrower or any other person or entity shall assert against Lender a claim or defense arising out of or relating to any of the Loan Documents, Borrower agrees to indemnify and hold Lender harmless from and against any liability, judgment, cost, attorneys’ fees or other expense whatsoever arising therefrom.

5.5 Compliance with Master Agreements; Non-Disparagement. Borrower shall comply in all respects with the Master Agreements, including without limitation actively promoting the sale of the Products and serving the interests of Lender, and Borrower shall otherwise act in good faith at all times. Borrower agrees and covenants that it shall not at any time make, publish, or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning Lender or its business, and it shall at all times prevent its representatives, employees and affiliates from doing so.

5.6 Use of Third Party Financing. Borrower shall use the Third Party Financing solely for business purposes.

SECTION 6. Events of Default.

Any of the following shall constitute an “Event of Default”:

(a)	default in the payment of any of the Liabilities of Borrower, including the failure to pay interest hereunder in accordance with the terms hereof;

(b)	failure by Borrower to (i) pay or perform any act or obligation imposed hereby, by any of the other Loan Documents, by the Master Agreements or by any other agreement or contract between Borrower and Lender or (ii) comply with any of the terms, conditions, warranties, covenants or requirements contained or referenced herein, in one or more of the other Loan Documents, or in any other agreement or contract between Borrower and Lender;

(c)	failure of Borrower or any other person or entity, as applicable, to pay when due any taxes regarding this Agreement or Borrower’s use of the Loan;

(d)	if any warranty or representation contained herein shall prove false or misleading in any material respect when made or deemed made;

(e)	bankruptcy or insolvency of Borrower; provided, in the case of involuntary bankruptcy filing, such filing must continue for sixty (60) days from the date filed;

(f)	fraud or material misrepresentation by or on behalf of Borrower in its transactions with Lender;

(g)	any default or event of default (after the passage of all applicable notice, grace and cure periods) under any of the other Loan Documents; or

(h)	Lender determines that a material adverse effect with respect to Borrower, or any event that is reasonably likely to result in a material adverse effect on Borrower, has occurred.

SECTION 7. Remedies. If any Event of Default occurs, Lender may take any or all of the following actions:

(a)	declare the Liabilities to be, at the option of Lender and notwithstanding any time or credit allowed by any of the Loan Documents or any other document, agreement or instrument evidencing any of the Liabilities, immediately due and payable without declaration, notice or demand; and

(b)	exercise all rights and remedies available to Lender under the Loan Documents or applicable law.

The enumeration of the foregoing rights is not intended to be exhaustive, and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. All rights and remedies of Lender with respect to the Liabilities, whether evidenced hereby, by any of the other Loan Documents or by any other instrument or paper, shall be cumulative and may be exercised singularly or concurrently.

SECTION 8. Waivers; Release.

Borrower waives demand, presentment, protest, notice of protest, notice of intent to accelerate, notice of acceleration, notice of acceptance of this Agreement, and notice of advances and loans made, credit extended, or other action taken in reliance hereon and all other demands and notices of any description. With respect to the Liabilities, Borrower assents to any extension or postponement of the time of payment or any other indulgence, to the addition or release of any party or person primarily or secondarily liable (if applicable), to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Lender may deem advisable. Lender shall not be deemed to have waived any of its rights upon or under any of the Liabilities unless such waiver be in writing and signed by Lender. No course of dealing and no delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. Lender reserves the right to assess and collect a fee in connection with any agreement by Lender to waive the violation of any covenant contained in the Loan Documents or to waive or forego its rights and remedies upon the occurrence of an Event of Default. This section shall not in any respect obligate Lender to waive the violation of any covenant or to forego its rights and remedies upon the occurrence of an Event of Default, which Lender may or may not do in its sole discretion. As against the obligations secured hereby, Borrower hereby expressly waives all claims and all rights to claim any exemptions, both as to personal and real property, allowed or allowable under the Constitution or laws of the United States, the State of Delaware or any other jurisdiction.

The Borrower, on behalf itself and all affiliates, hereby waives and releases any and all current existing claims, counterclaims, defenses, or set-offs of every kind and nature which it has or might have against the Lender and Lender’s affiliates, officers,directors, employees, agents and advisors (collectively, the “Releasees”) arising out of, pursuant to, or pertaining in any way to the Master Agreements, any and all documents and instruments delivered in connection with or relating to Master Agreements, or this Agreement. Neither the Borrower nor any affiliate of the Borrower may sue any Releasee based on any existing claim or assert any currently existing claims, defenses, demands, actions, or liabilities against any Releasee arising out of, pursuant to, or pertaining in any way to the Master Agreements, any and all documents and instruments delivered in connection with or relating to the foregoing, or this Agreement.

SECTION 9. Forgiveness.

On the date hereof, subject to the terms and conditions of this Agreement and Borrower’s performance of and compliance with each of the Loan Documents, and so long as no Event of Default (including, without limitation, the breach of any warranty or representation) hereunder or under any of the other Loan Documents shall have occurred, be continuing or would result, Lender agrees to cancel and forgive Two Million Nine Hundred Fourteen Thousand Seven Hundred Seventy-Six and 09/100 Dollars ($2,9 I 4,776.09) owed by Borrower to Lender pursuant to the Master Agreements.

SECTION 10. Expenses.

Irrespective of whether the proceeds of the Loan are disbursed, Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable legal fees and expenses, and taxes (except taxes measured by Lender’s income) incurred by Lender or Borrower from time to time in connection with the preparation and closing, administration, amendment and modification of the Loan and the Loan Documents. Borrower shall pay to Lender on demand any and all such reasonable fees and expenses incurred or paid by Lender, together with any and all reasonable fees, expenses and costs (a) of collection or (b) otherwise incurred or paid by Lender in protecting, enforcing or realizing its rights upon or with respect to any of the Liabilities or the Loan Documents (including, without limitation, reasonable counsel fees, including, without limitation, those incurred in connection with any appeal or any bankruptcy proceedings).

SECTION 11. Continuing Agreement.

This Agreement shall be a continuing agreement in every respect, until the Liabilities have been paid in full and Lender have no further obligations to advance funds hereunder. It is expressly agreed that this Agreement shall survive the maturity or termination of the Loan in all respects necessary for Lender to exercise its rights and remedies hereunder. The maturity or termination of the Loan shall in no way affect any transactions entered into or rights created or obligations incurred prior to such maturity or termination; rather, such rights and obligations shall be fully operative until the same are fully disposed of, concluded and/or liquidated. Without limitation to the generality of the foregoing, such maturity or termination shall not release nor diminish any of

(i)	Borrower’s obligations and agreements, or (ii) Lender’ rights and remedies arising hereunder or in connection herewith until full and final payment and performance of all of the Liabilities. All representations and warranties of Borrower herein, and all covenants and agreements of Borrower herein, in the other Loan Documents, or in any other document delivered hereunder or in connection herewith, shall survive the execution of this Agreement and shall be deemed continuing representations, warranties, covenants and agreements.

SECTION 12. General.

12.1 Notice. Any demand upon or notice to Borrower that Lender may give shall be effective (i) upon delivery if such notice is given personally, or (ii) upon the third day following the date of dispatch if deposited in the mails, addressed to Borrower at the address noted on the first page of this Agreement or, if Borrower has notified Lender in writing of a change of address, to Borrower’s last address so notified, or (iii) upon receipt if by facsimile or telecopy. Demands or notices addressed to Borrower’s address at which Lender customarily communicate with Borrower shall also be effective. All notices provided to Lender by Borrower under or related to any of the Loan Documents, or the Liabilities, shall be sent to the address of Lender noted on the first page of this Agreement No notice sent to Lender shall be effective until received by Lender.

12.2 Transfer of Liabilities. This Agreement and each of the other Loan Documents are binding upon Borrower, its successors and assigns, and inure to the benefit of Lender, its successors and assigns. If at any time or times by assignment or otherwise Lender transfers any of the Liabilities, such transfer shall carry with it Lender’s powers and rights under this Agreement and the other Loan Documents with respect to the Liabilities transferred, and the transferee shall become vested with said powers and rights whether or not they are specifically referred to in the transfer. If and to the extent Lender retains any of the Liabilities, Lender will continue to have the rights and powers herein set forth with respect thereto. Borrower may not assign or delegate any of its rights or obligations under the Loan, this Agreement or any of the other Loan Documents.

12.3 Jurisdiction and Venue. THIS AGREEMENT AND ALL OF THE OTHER LOAN DOCUMENTS, AND ALL RIGHTS AND OBLIGATIONS HEREUNDER AND THEREUNDER, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, EXCEPT THAT ANY CONFLICT OF LAWS RULE OF SUCH JURISDICTION THAT WOULD REQUIRE REFERENCE TO THE LAWS OF SOME OTHER JURISDICTION SHALL BE DISREGARDED. ANY SUITS, CLAIMS OR CAUSES OF ACTION ARISING DIRECTLY OR INDIRECTLY FROM THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OTHER AGREEMENTS OR INSTRUMENTS BETWEEN LENDER ANDBORROWERRELATINGTOSUCHDOCUMENTSMAYBEBROUGHTIN A COURT OF APPROPRIATE JURISDICTION IN NEW CASTLE COUNTY, DELAWARE AND OBJECTIONS TO VENUE AND PERSONAL JURISDICTION IN SUCH FORUM ARE HEREBY EXPRESSLY WAIVED. IT IS INTENDED, AND BORROWER AND LENDER SPECIFICALLY AGREE, THAT THE LAWS OF THE STATE OF DELAWARE GOVERNING INTEREST SHALL APPLY TO THIS TRANSACTION. BORROWER HEREBY ACKNOWLEDGES THAT (I) THE NEGOTIATION, EXECUTION, AND DELIVERY OF THE LOAN DOCUMENTS CONSTITUTE THE TRANSACTION OF BUSINESS WITHIN THE STATE OF DELAWARE, (II) ANY CAUSE OF ACTION ARISING UNDER ANY OF SAID LOAN DOCUMENTS WILL BE A CAUSE OF ACTION ARISING FROM SUCH TRANSACTION OF BUSINESS, AND (III) BORROWER UNDERSTANDS, ANTICIPATES, AND FORESEES THAT ANY ACTION FOR ENFORCEMENT OF PAYMENT OF THE LOAN OR THE LOAN DOCUMENTS MAY BE BROUGHT AGAINST IT IN THE STATE OF DELAWARE. TO THE EXTENT ALLOWED BY LAW, BORROWER HEREBY SUBMITS TO JURISDICTION IN THE STATE OF DELAWARE FOR ANY ACTION OR CAUSE OF ACTION ARISING OUT OF OR IN CONNECTION WITH THE LOAN OR THE LOAN DOCUMENTS AND WAIVES ANY AND ALL RIGHTS UNDER THE LAWS OF ANY STATE OR JURISDICTION TO OBJECT TO JURISDICTION OR VENUE WITHIN NEW CASTLE COUNTY, DELAWARE; NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS PARAGRAPH SHALL PREVENT LENDER FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST BORROWER, ANY GUARANTOR, ANY SECURITY FOR THE LOAN OR ANY OF BORROWER’S OR ANY GUARANTOR’S PROPERTIES IN ANY OTHER COUNTY, STATE, OR JURISDICTION. INITIATING SUCH ACTION OR PROCEEDING OR TAKING ANY SUCH ACTION IN ANY OTHER STATE OR JURISDICTION SHALL IN NO EVENT CONSTITUTE A WAIVER BY LENDER OF ANY OF THE FOREGOING.

12.4 No Partnership. Nothing contained herein, or in any of the documents contemplated hereby, shall be deemed to render Lender on the one hand, and Borrower on the other hand, partners or venturers for any purpose.

12.5 Seal. This Agreement is intended to take effect as a sealed instrument.

12.6 Construction of Documents. In the event of actual conflict in the terms and provisions of this Agreement and any of the other Loan Documents or any other document, instrument or agreement executed in connection with this Agreement or described or referred to in this Agreement, the terms and provisions most favorable to Lender shall control. This Agreement and each of the other Loan Documents shall be deemed to be drafted by all parties hereto and shall not be construed against any party hereto. The table of contents hereto and the headings of the sections, paragraphs and subdivisions of this Agreement are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

12.7 No Modification. No modification, consent, amendment or waiver of any provision of this Agreement or any of the other Loan Documents, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Lender, and then shall be effective only in the specific instance and for the purpose for which given.

12.8 Severability. In the event any one or more of the terms or provisions contained in this Agreement, in any of the other Loan Documents or in any other instrument or agreement referred to herein or executed in connection with or as security for the Liabilities, or any application thereof to any person or circumstances, shall be declared prohibited, illegal, invalid or unenforceable to any extent in any jurisdiction, as determined by a court of competent jurisdiction, such term or provision, in that jurisdiction, shall be ineffective only to the extent of such prohibition, illegality, invalidity or unenforceability, or as applied to such persons or circumstances, without invalidating or rendering unenforceable the remaining terms or provisions hereof or thereof or affecting the validity or enforceability of such term or provision in any other jurisdiction or as to other persons or circumstances in such jurisdiction, unless such would effect a substantial deviation from the general intent and purpose of the parties, make a significant change in the economic effect of the transactions contemplated herein on Lender, or the validity of any guaranty or other security for the Liabilities, in which event a substitute provision shall be supplied by the court in order to provide Lender with the benefits intended by such invalid term or prov1s1on.

12.9 Waiver of Trial by Jury. LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE LOAN, THE LIABILITIES, ALL OTHER DOCUMENTS GIVEN TO EVIDENCE OR SECURE THE LOAN AND/OR THE LIABILITIES, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS RELATED THERETO (WHETHER VERBAL OR WRITTEN).

12.10 Electronic Signatures. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page or otherwise includes an electronic or digital signature shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Actor any other similar state laws consisting of or based on the Uniform Electronic Transactions Act.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have hereunder set their hands and seals on this 7th day of June, 2024.

BORROWER:

DIRECT COMMUNICATION SOLUTIONS, INC.

By:	/s/ Chris Bursey
Name:	Chris Bursey
Title:	CEO

Signature Page Credit Agreement

LENDER:

CALAMP WIRELESS NETWORKS CORPORATION

By:	/s/ Jikun Kim
Name:	Jikun Kim
Title:	CFO

Signature Page Credit Agreement